EXHIBIT 99.1

P.O. Box 110 • Route 5 • South Deerfield • MA • 01373-0110

FOR IMMEDIATE RELEASE

Contact: Bruce L. Hartman

(413) 665-8306, Ext. 4414

The Yankee Candle Company, Inc. Reports Fiscal 2007

Fourth Quarter and Full Year Results

South Deerfield, MA – February 28, 2008 – Yankee Holding Corp. and The Yankee Candle Company, Inc. (“Yankee Candle” or the “Company”) today announced financial results for the fourth quarter and full year ended December 29, 2007. Yankee Holding Corp. is a holding company formed in connection with the Company’s Merger with an affiliate of Madison Dearborn Partners, LLC on February 6, 2007 (the “Merger”), and is now the parent company of The Yankee Candle Company, Inc.

Total revenue for the fourth quarter was $284.7 million, a 2.5% increase over the prior year quarter, driven primarily by revenue generated in new stores, increased revenue in our European operations, increased revenue attributable to the Illuminations business acquired in July 2006 and increased revenue in our Fundraising business. Comparable store sales in the Company’s Retail Segment, excluding its Consumer Direct business and Illuminations stores, decreased 6% over the prior year quarter. Comparable sales including its Consumer Direct business (but excluding sales from its Illuminations stores) decreased 6% over the prior year quarter.

As a result of the Merger, the Company’s financial results as reported in accordance with United States generally accepted accounting principles (“GAAP”) include significant costs and expenses related to the Merger, including transaction expenses and the impacts of required purchase accounting adjustments. As such, the Company generated net income for the fourth quarter of 2007 of $39.0 million compared with net income of $52.3 million in the fourth quarter of 2006. Net income prior to the impact of the Merger expenses and related purchase accounting was $40.8 million in the quarter. A reconciliation is provided at the end of this press release.

The Company also presents EBITDA (earnings/loss before interest, income taxes, depreciation and amortization) and Adjusted EBITDA (as defined below) to provide investors with additional information to evaluate the Company’s operating performance and its ability to service its debt. EBITDA for the quarter was $103.7 million compared to $96.2 million for the prior year. Adjusted EBITDA for the quarter was $103.6 million or 36.4% of sales compared to $100.4 million or 36.1% of sales for the prior year. Reconciliations of fourth quarter and full year results to EBITDA and Adjusted EBITDA, which are non-GAAP measures, are included at the end of this press release.

Craig Rydin, Chairman and Chief Executive Officer, commented, “We delivered positive profit and sales growth in a challenging macroeconomic environment during the fourth quarter. Our Wholesale Division exceeded our internal plans and delivered 8.0% net sales growth over prior year. Our Retail performance was below our internal projections, as like other mall-based specialty retailers we were adversely impacted by overall mall traffic and consumer spending during the important holiday season that was well below our expectations. Lastly, our vertically integrated Supply Chain continued to deliver strong productivity and efficiency gains during the quarter. Once again, our employees continued to focus on serving our customers, and enabling the company to deliver a strong profitable growth performance in 2007.”

Fourth Quarter Highlights:

•

Retail sales were $189.3 million, slightly below the fiscal 2006 fourth quarter. Comparable sales in the 401 retail stores including the South Deerfield and Williamsburg flagship stores that have been open for more than one year decreased 6%.

•	Wholesale sales were $95.4 million in the fourth quarter, an increase of 8.0% over the prior year quarter.

•

During the fourth quarter ended December 29, 2007, the Company generated cash from operating activities of $109.1 million, paying down total debt by approximately $106.8 million and ending the year with total debt of $1.1 billion. At December 29, 2007, cash was $5.6 million and excess availability under the revolving credit facility was $120.0 million.

Fiscal Year Ended December 29, 2007 Highlights:

As a result of the Merger, for the fiscal year ended December 29, 2007, the financial results being reported are the combined results of (i) The Yankee Candle Company, Inc. and its subsidiaries (the “predecessor entity”), for the period from December 31, 2006 to February 5, 2007 and (ii) Yankee Holding Corp. and its subsidiaries (the “successor entity”), for the period from February 6, 2007 to December 29, 2007. A breakdown of the two periods is provided within this press release.

•	Retail sales were $407.7 million for the year ended December 29, 2007, a 4.9% increase compared to the year ended December 30, 2006.

•	Wholesale sales were $329.3 million for the year ended December 29, 2007, an increase of 10.2% compared to the year ended December 30, 2006.

•

For the year ended December 29, 2007 under GAAP and including the impact of the Merger expenses and related accounting, the Company generated net income of $3.0 million compared with net income of $84.5 million for the year ended December 30, 2006. Net income prior to the impact of the cumulative effect of the Merger expenses and related purchase accounting was $49.1 million for the year ended December 29, 2007.

•

For the year ended December 29, 2007, the Company generated EBITDA of $139.4 million compared to $175.6 million for the year ended December 30, 2006. The decrease in EBITDA was due primarily to transaction-related expenses and purchase accounting adjustments associated with the Merger. For the year ended December 29, 2007, Adjusted EBITDA was $197.0 million compared to $184.2 million for the year ended December 30, 2006. Merger-related expenses and purchase accounting adjustments for the year ended December 29, 2007 were $56.5 million. During the year ended December 29, 2007, the Company paid down total debt by approximately $45.0 million.

Craig Rydin concluded, “Given the challenging macroeconomic environment that we competed in during the fourth quarter, we were pleased with our 2007 performance. We approach 2008 with cautious optimism. Clearly, the consumer is challenged in this economic environment. Mall traffic continues to be weak early in 2008, and our Wholesale customers are cautious regarding their inventory positions as they plan 2008. We remain focused on our brand, the competitive advantage of our multi-channel business model and vertically integrated Supply Chain. Additionally, we are highly focused on cost containment and controllable expenses as we navigate in a difficult sales environment. We continue to believe that we are well-positioned to compete successfully for the consumer’s share of wallet during the course of 2008.”

Earnings Conference Call:

The Company will host a conference call to be broadcast via the Internet at 11:00 a.m. (EST) this morning to more fully discuss fiscal 2007 fourth quarter and full year results. This call is being webcast by CCBN and can be accessed at The Yankee Candle Company’s web site at www.yankeecandle.com. Click on the “About Us” link, and then select the “Investor Information” link. Enter your registration information ten minutes prior to the start of the conference. The dial-in number is (800) 265-0241, for International Calls the dial-in number is (617) 847-8704. Participant Pass Code is 89451220.

About Yankee Candle

The Yankee Candle Company, Inc. is the leading designer, manufacturer, wholesaler and retailer of premium scented candles, based on sales, in the giftware industry. Yankee has a 37-year history of offering distinctive products and marketing them as affordable luxuries and consumable gifts. The Company sells its products through a North American wholesale customer network of approximately 16,700 store locations, a growing base of Company owned and operated retail stores (459 located in 43 states as of December 29, 2007), direct mail catalogs, its Internet websites (www.yankeecandle.com, www.illuminations.com and www.aromanaturals.com), international distributors and to a European wholesale customer network of approximately 2,700 store locations (through its distribution center located in Bristol, England).

This press release may contain certain information constituting “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to the statements contained herein with respect to management’s current estimates of the Company’s financial and operating results for the fourth quarter and Fiscal 2007, and any other statements concerning the Company’s or management’s plans, objectives, goals, strategies, expectations, estimates, beliefs or projections, or any other statements concerning future performance or events. Actual results could differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including but not limited to the following: the impact of our recent Merger with affiliated investment funds of Madison Dearborn Partners, LLC on our financial and operating results; the risk that the substantial indebtedness incurred in connection with the Merger, and the debt agreements entered into in connection therewith, might restrict our ability to operate our business and pursue certain business strategies; the risk that we may not be able to generate sufficient cash flows to meet our debt service obligations; the current economic conditions in the United States as a whole and the continuing weakness in the retail environment; the risk that we will be unable to maintain our historical growth rate; the effects of competition from others in the highly competitive giftware industry; our ability to anticipate and react to industry trends and changes in consumer demand; our dependence upon our senior executive officers; the risk of loss of our manufacturing and distribution facilities; the impact on the price of our notes of seasonal, quarterly and other fluctuations in our business; the risk of any disruption in wax supplies; and other factors described or contained in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or the Registration Statement on Form S-4 filed on March 30, 2007 (Registration No. 333-141699-05), each on file with the Securities and Exchange Commission. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. While we may elect to update certain forward-looking statements at some point in the future, we specifically disclaim any obligation to do so even if experience or future events may cause the views contained in any forward-looking statements to change.

Yankee Holding Corp. and Subsidiaries

Consolidated Statements of Operations

(in thousands)

(Unaudited)

	Thirteen Weeks Ended December 29, 2007			Thirteen Weeks Ended December 30, 2006
Sales:
Retail	$189,314	66.49%		$189,458	68.20%
Wholesale	95,412	33.51%		88,332	31.80%

Total sales	284,726	100.00%		277,790	100.00%
Cost of sales	112,383	39.47%		109,307	39.35%

Gross profit	172,343	60.53%		168,483	60.65%
Selling expenses:
Retail	53,575	28.30	%(A)	48,613	25.66	%(A)
Wholesale	10,241	10.73	%(B)	5,062	5.73	%(B)

Total selling expenses	63,816	22.41%		53,675	19.32%
General & administrative expenses	16,150	5.67%		25,204	9.07%

Income from operations	92,377	32.44%		89,604	32.26%
Interest income	(9)	0.00%		(10)	0.00%
Interest expense	25,382	8.91%		4,147	1.49%
Other (income) expense	(430)	-0.15%		354	0.13%

Income before provision for income taxes	67,434	23.68%		85,113	30.64%
Provision for income taxes	28,408	9.98%		32,796	11.81%

Net income	$39,026	13.71%		$52,317	18.83%

	Successor Period February 6, 2007 To December 29, 2007			Predecessor Period December 31, 2006 To February 5, 2007			Non-GAAP Combined Fifty Two Weeks Ended December 29, 2007			Fifty Two Weeks Ended December 30, 2006
Sales:
Retail	$381,169	55.76%		$26,530	49.70%		$407,699	55.32%		$388,820	56.55%
Wholesale	302,404	44.24%		26,852	50.30%		329,256	44.68%		298,737	43.45%

Total sales	683,573	100.00%		53,382	100.00%		736,955	100.00%		687,557	100.00%
Cost of sales	329,570	48.21%		24,553	45.99%		354,124	48.05%		297,338	43.25%

Gross profit	354,003	51.79%		28,829	54.01%		382,831	51.95%		390,219	56.75%
Selling expenses:
Retail	160,447	42.09	% (A)	14,423	54.36	% (A)	174,870	42.89	% (A)	149,155	38.36	% (A)
Wholesale	31,951	10.57	% (B)	1,778	6.62	% (B)	33,729	10.24	% (B)	19,039	6.37	% (B)

Total selling expenses	192,398	28.15%		16,201	30.35%		208,599	28.31%		168,194	24.46%
General & administrative expenses	62,717	9.17%		13,828	25.90%		76,545	10.39%		72,738	10.58%

Income from operations	98,888	14.47%		(1,200)	-2.25%		97,687	13.26%		149,287	21.71%
Interest income	(43)	-0.01%		(1)	0.00%		(44)	-0.01%		(30)	0.00%
Interest expense	92,443	13.52%		986	1.85%		93,429	12.68%		15,358	2.23%
Other (income) expense	(1,151)	-0.17%		(15)	-0.03%		(1,167)	-0.16%		(105)	-0.02%

Income (loss) before provision for (benefit from) income taxes	7,639	1.12%		(2,170)	-4.07%		5,469	0.74%		134,064	19.50%
Provision for (benefit from) income taxes	2,815	0.41%		(340)	-0.64%		2,475	0.34%		49,549	7.21%

Net income (loss)	$4,824	0.71%		$(1,830)	-3.43%		$2,994	0.41%		$84,515	12.29%

(A)	Retail selling expenses as a percentage of retail sales.
(B)	Wholesale selling expenses as a percentage of wholesale sales.

Yankee Holding Corp. And Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	December 29, 2007	December 30, 2006
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$5,627	$22,773
Accounts receivable, net	52,126	33,769
Inventory	69,963	61,130
Prepaid expenses and other current assets	9,344	8,651
Deferred tax assets	17,652	5,872

Total Current Assets	154,712	132,195
Property, Plant And Equipment, net	155,911	140,603
Marketable Securities	259	2,021
Deferred Financing Costs	28,654	596
Deferred Tax Assets	—	67,288
Other Assets	1,435,332	30,219

Total Assets	$1,774,868	$372,922

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$21,613	$26,052
Accrued payroll	17,394	19,802
Accrued income taxes	15,551	26,600
Other accrued liabilities	56,406	25,446
Short-term debt	6,500	—

Total Current Liabilities	117,464	97,900
Deferred Compensation Obligation	410	2,213
Long-Term Debt	1,123,625	140,000
Deferred Rent	10,230	17,244
Deferred Tax Liability	104,637	—
Other Long-Term Liabilities	1,600	—
Stockholders’ Equity	416,902	115,565

Total Liabilities And Stockholders’ Equity	$1,774,868	$372,922

Yankee Holding Corp.

December 29, 2007 Earnings Release

Supplemental Data

	Quarter	Year to Date	Total
YCC Retail Stores	7	27	429
Illuminations Retail Stores	3	14	30
Total Retail Stores	10	41	459
Wholesale Customer Locations—North America (1)	(25)	(661)	16,720
Wholesale Customer Locations—Europe	(149)	185	2,687
Square Footage—Gross	14,534	60,704	904,258
Square Footage—Selling	11,047	46,124	702,475
YCC Retail Comp Store Sales Change %	-6%	-2%
YCC Retail Comp Store Count	401	—	401
Total Comp Stores & Consumer Direct Sales Change %	-6%	-3%
Sales per Square Foot (2)		$573
Store Count		399
Average store square footage, gross (3)		1,650
Average store square footage, selling (3)		1,269
Gross Profit (4)
Retail $	$124,979	$245,415
Retail %	66.0%	60.2%
Wholesale $	$47,365	$137,416
Wholesale %	49.6%	41.7%
Segment Profit (4)
Retail $	$71,404	$70,545
Retail %	37.7%	17.3%
Wholesale $	$37,125	$103,687
Wholesale %	38.9%	31.5%
Depreciation & Amortization (4)	$12,032	$44,659
Inventory per Store, excluding Illuminations		$30,297
Inventory Turns		3.49 (5)
Capital Expenditures (4)	$10,281	$28,911

(1)	Year to date change in Wholesale locations driven by exit of Staples and PetSmart, which sold a subset of non-candle products.
(2)	Trailing 12 months, stores open for full 12 months, excluding S. Deerfield/Williamsburg Flagships and Illuminations.
(3)	Excludes S. Deerfield and Williamsburg, VA Flagship stores. Includes Illuminations stores.
(4)	Dollars in thousands.
(5)	Based on a 13 month avg. inventory divided by 12 month rolling COGS. Calculation excludes the step-up of inventory related to the merger acquisition.

Reconciliation of EBITDA and Adjusted EBITDA

In addition to the results reported in accordance with GAAP, the Company has provided information regarding “EBITDA” and “Adjusted EBITDA”, both of which are non-GAAP financial measures. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude non-recurring or non-cash items and any other similar charges deemed appropriate by the Company. In the present period, these include Merger related charges, the impact of purchase accounting adjustments and non-cash equity compensation expense. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow as a measure of liquidity. Following the Merger, we believe the presentation of EBITDA and Adjusted EBITDA provides useful information to investors regarding our results of operations because such presentation assists in analyzing and benchmarking the performance value of our business. We believe EBITDA and Adjusted EBITDA are useful to investors because they help enable investors to evaluate our business in the same manner as our management now evaluates our business following the Merger, and because these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. In addition, because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we also use Adjusted EBITDA for business planning purposes, to incent and compensate our management personnel and to measure our performance relative to that of our competitors. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. In evaluating our operating performance these measures should be used in conjunction with GAAP measures.

EBITDA and Adjusted EBITDA are calculated as follows:

	Successor Thirteen weeks ended Dec. 29, 2007	Predecessor Thirteen weeks ended Dec. 30, 2006	Combined Fifty-two weeks ended Dec. 29, 2007	Predecessor Fifty-two weeks ended Dec. 30, 2006
Net income	$39,026	$52,317	$2,994	$84,515

Income taxes	28,408	32,796	2,475	49,549
Interest expense, net—excluding amortization of deferred financing fees	24,241	3,925	89,263	14,754

Amortization of deferred financing fees	1,132	212	4,122	574
Depreciation	7,521	6,549	28,185	24,725
Amortization	3,379	369	12,352	1,483

EBITDA	103,707	96,168	139,391	175,600
Equity-based compensation (a)	149	1,424	1,141	5,772
Merger costs (b)	194	3,158	14,562	3,194
Purchase accounting (c)	(456)	—	41,925	—
Restructuring	—	(397)	—	(397)

Adjusted EBITDA	$103,594	$100,353	$197,019	$184,169

(a)	Non-cash charges related to equity-based compensation, excluding approximately $8.2 million of stock based compensation expense associated with the acceleration of vesting of certain options, restricted shares and performance shares.
(b)	Represents certain costs incurred in connection with the Merger. Includes approximately $8.2 million of stock based compensation expense associated with the acceleration of vesting of certain options, restricted shares and performance shares and certain other third-party costs (primarily legal) as a result of the Merger. It includes the quarterly installment of approximately $0.4 million associated with MDP’s annual advisory fee.
(c)	Includes amortization expense associated with the step up in inventory due to the Merger. The total step-up was $40.5 million and is being amortized over three months from the date of the Merger.

Reconciliation of Net Income Prior to the Impact of Merger expenses and related Purchase Accounting

	Combined	Combined
	Thirteen weeks ended December 29, 2007	Fifty Two weeks ended December 29, 2007
Pre-tax income	$67,434	$5,469

Purchase accounting	(456)	41,925
Purchase accounting adjustments – Depreciation and amortization	3,239	10,687
Merger costs	194	14,562

Pro-forma pre-tax income	70,411	72,643
Provision for income taxes	29,570	23,573

Pro-forma net income	$40,841	$49,070